UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2019

SITE Centers Corp.

(Exact name of registrant as specified in charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.375% Class A Cumulative Redeemable Preferred Shares without Par Value	SITC PRA	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.5% Class J Cumulative Redeemable Preferred Shares without Par Value	SITC PRJ	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.25% Class K Cumulative Redeemable Preferred Shares without Par Value	SITC PRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Transition

On November 4, 2019, Matthew L. Ostrower, Executive Vice President, Chief Financial Officer and Treasurer of SITE Centers Corp. (the “Company”), notified the Company that he will resign from the Company on November 27, 2019. Mr. Ostrower has indicated to the Company that his resignation is not the result of any dispute or disagreement with the Company’s accounting principles or practices or financial statements and disclosures. It is anticipated that Mr. Ostrower will remain the Company’s principal financial officer until his resignation.

Furthermore, on November 6, 2019, the Board of Directors of the Company (the “Board”) appointed Conor Fennerty as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective immediately after Mr. Ostrower’s resignation. Mr. Fennerty, age 34, most recently served as the Company’s Senior Vice President of Capital Markets since April 2017. Prior to joining the Company, Mr. Fennerty was a Vice President, Senior Analyst at BlackRock, Inc., a global funds manager, from July 2014 until April 2017. He was also an Analyst at Cohen & Steers Capital Management, a specialist asset manager focused on real assets, from May 2012 until July 2014, and prior to that, was a member of the global investment research division of Goldman Sachs from May 2010 until May 2012. He earned a B.S.B.A. with a major in finance from Georgetown University.

Employment Agreement

In connection with the appointment described above, on November 6, 2019 (the “Agreement Date”), the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Fennerty. The term of the Employment Agreement will end on the third anniversary of the Agreement Date (the “Expiration Date”). The material terms of the Employment Agreement are summarized below:

•	Annual base salary at a rate of not less than $400,000 per year;

•	For 2019, eligibility for an annual cash incentive as determined by the Compensation Committee of the Board (the “Committee”) in its discretion;

•	For years after 2019 during the contract term, eligibility to receive an annual cash incentive based on the factors and criteria established by the Committee. The threshold, target and maximum payout levels for the annual cash incentive are 37.5%, 75% and 112.5%, respectively, of Mr. Fennerty’s year-end base salary;

•	On or as soon as practicable after the Agreement Date, a grant of service-based restricted share units (“RSUs”) covering a number of our Common Shares, par value $0.10 per share (“Shares”), determined by dividing $300,000 by the average closing price of a Share for the ten trading days immediately preceding the grant date (the “Average Share Price”). In general, the RSUs will vest in two substantially equal installments on the second and third anniversaries of the grant date;

•	On or about March 2, 2020, the following awards:

•	a grant of performance-based RSUs covering a “target” number of Shares determined by dividing $75,000 by the Average Share Price, subject generally to a performance period beginning on March 1, 2020 and ending on February 28, 2021;

•	a grant of performance-based RSUs covering a “target” number of Shares determined by dividing $150,000 by the Average Share Price, subject generally to a performance period beginning on March 1, 2020 and ending on February 28, 2022; and

•	a grant of performance-based RSUs covering a “target” number of Shares determined by dividing $225,000 by the Average Share Price, subject generally to a performance period beginning on March 1, 2020 and ending on February 28, 2023;

•	On or about each of March 2, 2021 and March 2, 2022, a grant of performance-based RSUs covering a “target” number of Shares determined by dividing $450,000 by the Average Share Price, subject generally to a three-year performance period beginning on March 1, 2021 and March 1, 2022, respectively;

•	The payout of the performance-based RSUs will vary based on relative total shareholder return performance measured over the applicable performance period, with the ultimate payout ranging from a threshold level of 1/3 of target to a maximum level of two times target (subject to reduction by 1/3 in the event that the Company’s absolute total shareholder return during the applicable performance period is negative);

•	Eligibility to participate in all retirement, health and welfare, and other benefit plans maintained by the Company that are generally available to senior executives of the Company;

•	Reimbursement (up to an aggregate maximum of $10,000 in any calendar year) for premiums paid by Mr. Fennerty for life, disability and/or similar insurance policies;

•	Mr. Fennerty will also be subject to customary non-competition, non-solicitation, confidentiality and mutual non-disparagement requirements during and for specified periods after the term of his employment; and

•	The Employment Agreement also includes customary indemnification provisions, and provides for the reimbursement of certain legal fees and expenses, including fees and expenses incurred in relation to enforcement of the Employment Agreement.

The Employment Agreement provides that if Mr. Fennerty’s employment with the Company is terminated by the Company without “cause” (as defined in the Employment Agreement), by Mr. Fennerty for “good reason” (also as defined in the Employment Agreement), or as a result of death or disability, the Company will generally pay (in addition to certain accrued compensation and benefits), subject to the execution of a customary release of claims in favor of the Company:

•	a pro-rated annual cash incentive for the year of termination, based on actual performance for the entire performance period (or, if the termination occurs in 2019, as determined by the Board or Committee in accordance with Mr. Fennerty’s 2019 annual cash incentive opportunity), except that, if the termination is due to death or disability, the pro-rated annual cash incentive will be based on the “target” level (deemed to be $200,000 if the termination occurs before the determination of 2019 annual cash incentives);

•	18 months of monthly COBRA premiums for health, dental and vision benefits (if COBRA coverage is elected) and the employer portion of the premium for other insurance provided by the Company (or in the event of death, a substantially similar benefit); and

•	if the termination is the result of a termination by the Company other than for cause, death or disability, 1.5 times (the “Multiplier”) the sum of (1) Mr. Fennerty’s then-current base salary rate plus (2) an amount equal to (a) if the termination occurs prior to the 2019 annual bonus payout, $200,000, or (b) if the termination occurs after the 2019 annual bonus payout, the average of the annual bonuses earned by Mr. Fennerty in the three post-2018 fiscal years ending immediately prior to the fiscal year in which the termination occurs (the “Average Bonus”). The Multiplier will decrease monthly from 1.5 to zero on a linear basis during the 18 months prior to the Expiration Date.

The Employment Agreement also provides that, in the event of certain “triggering events” (which include a termination by the Company without cause or a termination by Mr. Fennerty for good reason) occurring within two years after a “change in control” (as defined in the Employment Agreement), the Company will pay (in addition to certain accrued compensation and benefits): (1) 2.5 times the sum of Mr. Fennerty’s base salary rate as of the termination date plus an amount equal in value to his Average Bonus (except that if the termination occurs before the payout of the 2019 annual bonus, the Average Bonus will be deemed to be $200,000); (2) 18 months of monthly COBRA premiums for health, dental and vision benefits (if COBRA coverage is elected) and the employer portion of the premium for other insurance provided by the Company; and (3) Mr. Fennerty’s “target” annual bonus for the year of termination (which target, in the event the termination occurs prior to the payout of the 2019 annual bonus, will be deemed to be $200,000), pro-rated based on Mr. Fennerty’s period of service during such year.

The Company will also enter into a customary indemnification agreement with Mr. Fennerty.

The foregoing is only a brief description of the material terms of the Employment Agreement, does not purport to be a complete description of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated as of November 6, 2019, by and between the Company and Conor Fennerty

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITE CENTERS CORP.

By:	/s/ Aaron M. Kitlowski
Name: Title:	Aaron M. Kitlowski Executive Vice President, General Counsel and Secretary

Date: November 6, 2019